Exhibit 99.1

VROOM, INC.

UNAUDITED PRO FORMA FINANCIAL INFORMATION

1. Overview

On January 22, 2024, Vroom Inc. ("Company") announced that its Board of Directors ("Board") had approved a Value Maximization Plan, pursuant to which the Company discontinued its ecommerce operations and wound down its used vehicle dealership business in order to preserve liquidity and enable the Company to maximize stakeholder value through its remaining businesses. On March 29, 2024, the Company substantially completed the wind-down of its ecommerce operations and used vehicle dealership business (the "Ecommerce Wind-Down"). The Company ceased transactions through vroom.com, completed transactions for customers who had previously contracted with the Company to purchase or sell a vehicle, halted purchases of additional vehicles, sold substantially all of its used vehicle inventory through wholesale channels, paid off its vehicle floorplan financing facility dated November 4, 2022 with Ally Bank and Ally Financial Inc. (the "2022 Vehicle Floorplan Facility") and substantially completed a reduction-in-force commensurate with the reduced operations.

The Company also owns and operates UACC, a leading automotive finance company that offers vehicle financing to its customers through third-party dealers under the UACC brand, and CarStory, an artificial intelligence-powered analytics and digital services platform for automotive retail. The UACC and CarStory businesses continue to serve their third-party customers, with their operations substantially unaffected by Vroom’s ecommerce and used vehicle business wind-down.

2. Basis of Presentation

The following unaudited pro forma condensed consolidated balance sheet as of December 31, 2023 has been prepared to give effect to the Ecommerce Wind-Down as if it had occurred on December 31, 2023, and the following unaudited pro forma condensed consolidated statements of operations for the years ended December 31, 2023 and 2022, have been prepared to give effect to the Ecommerce Wind-Down as if it had occurred on January 1, 2022. There were no material transaction accounting adjustments to reflect in the pro forma financial statements.

The Ecommerce Wind-Down constitutes a "significant disposition, otherwise than in the ordinary course of business" for purposes of Item 2.01 of Form 8-K. The Company will begin applying discontinued operations treatment for the Ecommerce Wind-Down in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2024. Additionally, this unaudited pro forma financial information presents the Ecommerce Wind-Down as discontinued operations for all periods presented.

The unaudited pro forma condensed consolidated financial information for the Company was derived from, and should be read in conjunction with:

•
the accompanying notes to the unaudited condensed pro forma financial information, and

•
the separate consolidated financial statements and the accompanying notes of the Company as of, and for the years ended, December 31, 2023 and 2022, as contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission (the “Commission”) on March 13, 2024.

The unaudited pro forma condensed financial information has been adjusted to give effect to pro forma events that are directly attributable to the Ecommerce Wind-Down and factually supportable. The unaudited pro forma condensed financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses." The pro forma adjustments are described in the notes to the unaudited pro forma condensed financial information and are based upon available information and assumptions that the Company believes are reasonable.

The unaudited pro forma condensed consolidated financial information is provided for informational purposes only and does not purport to represent the Company’s actual financial condition or results of operations had the Ecommerce Wind-Down occurred on the dates indicated nor does it project the Company’s results of operations or financial condition for any future period or date. The Company has prepared the unaudited pro forma financial information based on available information using certain assumptions that it believes are reasonable. As a result, the actual results reported by the Company in periods following the Ecommerce Wind-Down may differ materially from this unaudited pro forma financial information

Unaudited Pro Forma Condensed Consolidated Balance Sheet

(in thousands)

	As of December 31, 2023

	Historical	Adjustments	Notes	Pro Forma
ASSETS
Current Assets:
Cash and cash equivalents	$135,585	$—		$135,585
Restricted cash (including restricted cash of consolidated VIEs of $49.1 million)	73,234	—		73,234
Accounts receivable, net of allowance	9,139	(4,413)	a	4,726
Finance receivables at fair value (including finance receivables of consolidated VIEs of $11.8 million)	12,501	—		12,501
Finance receivables held for sale, net (including finance receivables of consolidated VIEs of $457.2 million)	503,546	—		503,546
Inventory	163,250	(163,250)	a	—
Beneficial interests in securitizations	4,485	—		4,485
Prepaid expenses and other current assets (including other current assets of consolidated VIEs of $25.2 million)	50,899	(8,818)	a	42,081
Total current assets	952,639	(176,481)		776,158
Finance receivables at fair value (including finance receivables of consolidated VIEs of $329.6 million)	336,169	—		336,169
Property and equipment, net	24,132	(19,150)	a	4,982
Intangible assets, net	131,892	—		131,892
Operating lease right-of-use assets	7,063	—		7,063
Other assets (including other assets of consolidated VIEs of $1.8 million)	23,527	(897)	a	22,630
Total assets	$1,475,422	$(196,528)		$1,278,894
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$26,762	$(10,577)	a	$16,185
Accrued expenses (including accrued expenses of consolidated VIEs of $4.0 million)	52,452	(27,906)	a	24,546
Vehicle floorplan	151,178	(151,178)	a	—
Warehouse credit facilities of consolidated VIEs	421,268	—		421,268
Current portion of long-term debt (including current portion of securitization debt of consolidated VIEs at fair value of $163.5 million)	172,410	—		172,410
Deferred revenue	14,025	(14,025)	a	—
Operating lease liabilities, current	8,737	(6,105)	a	2,632
Other current liabilities	9,974	(7,266)	a	2,708
Total current liabilities	856,806	(217,057)		639,749
Long-term debt, net of current portion (including securitization debt of consolidated VIEs of $150.6 million)	454,173	—		454,173
Operating lease liabilities, excluding current portion	25,183	(17,356)	a	7,827
Other long-term liabilities (including other long-term liabilities of consolidated VIEs of $10.4 million)	17,109	—		17,109
Total liabilities	1,353,271	(234,413)		1,118,858
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 500,000,000 shares authorized as of December 31, 2023; 1,791,286 shares issued and outstanding as of December 31, 2023	2	—		2
Additional paid-in-capital	2,088,381	—		2,088,381
Accumulated deficit	(1,966,232)	37,885	b	(1,928,347)
Total stockholders’ equity	122,151	37,885		160,036
Total liabilities and stockholders’ equity	$1,475,422	$(196,528)		$1,278,894

Unaudited Pro Forma Condensed Consolidated Statement of Operations

(in thousands, except per share amounts)

	Year ended December 31, 2023

	Historical	Adjustments	Notes	Pro Forma
Revenue:
Retail vehicle, net	$565,972	$(565,972)	c	$—
Wholesale vehicle	104,119	(104,119)	c	—
Product, net	52,253	(16,536)	c	35,717
Finance	156,938	—		156,938
Other	13,921	(588)	c	13,333
Total revenue	893,203	(687,215)		205,988
Cost of sales:
Retail vehicle	553,565	(553,565)	c	—
Wholesale vehicle	138,472	(138,472)	c	—
Product	3,337	—	c	3,337
Finance	31,328	—	c	31,328
Other	4,554	—	c	4,554
Total cost of sales	731,256	(692,037)		39,219
Total gross profit	161,947	4,822		166,769
Selling, general and administrative expenses	340,657	(197,307)	d	143,350
Depreciation and amortization	42,769	(13,656)	d	29,113
Impairment charges	48,748	(48,748)	e	—
(Loss) income from operations	(270,227)	264,533		(5,694)
Gain on debt extinguishment	(37,878)	—		(37,878)
Interest expense	45,445	(19,556)	f	25,889
Interest income	(21,158)	13,218	f	(7,940)
Other loss, net	108,289	—		108,289
Loss before provision for income taxes	(364,925)	270,871		(94,054)
Provision for income taxes	615	—	g	615
Net loss	$(365,540)	$270,871		$(94,669)
Net loss per share attributable to common stockholders, basic and diluted	$(209.70)			$(54.31)
Weighted-average number of shares outstanding used to compute net loss per share attributable to common stockholders, basic and diluted	1,743,128			1,743,128

Unaudited Pro Forma Condensed Consolidated Statement of Operations

(in thousands, except per share amounts)

	Year ended December 31, 2022

	Historical	Adjustments	Notes	Pro Forma
Revenue:
Retail vehicle, net	$1,425,842	$(1,425,842)	c	$—
Wholesale vehicle	293,528	(293,528)	c	—
Product, net	62,747	(54,061)	c	8,686
Finance	152,542	—		152,542
Other	14,242	(839)	c	13,403
Total revenue	1,948,901	(1,774,270)		174,631
Cost of sales:
Retail vehicle	1,382,005	(1,382,005)	c	—
Wholesale vehicle	304,148	(304,148)	c	—
Finance	14,161	—	c	14,161
Other	3,800	(187)	c	3,613
Total cost of sales	1,704,114	(1,686,340)		17,774
Total gross profit	244,787	(87,930)		156,857
Selling, general and administrative expenses	566,387	(421,029)	d	145,358
Depreciation and amortization	38,290	(11,220)	d	27,070
Impairment charges	211,873	(211,873)	e	—
(Loss) income from operations	(571,763)	556,192		(15,571)
Gain on debt extinguishment	(164,684)	—		(164,684)
Interest expense	40,693	(26,831)	f	13,862
Interest income	(19,363)	15,934	f	(3,429)
Other loss, net	43,181	—		43,181
(Loss) income before benefit for income taxes	(471,590)	567,089		95,499
Benefit for income taxes	(19,680)	—	g	(19,680)
Net (loss) income	$(451,910)	$567,089		$115,179
Net (loss) income per share attributable to common stockholders, basic and diluted	$(262.15)			$66.82
Weighted-average number of shares outstanding used to compute net (loss) income per share attributable to common stockholders, basic and diluted	$1,723,843.00			$1,723,843.00

3. Adjustments

The following pro forma adjustments were made in the “Adjustments” column of the unaudited consolidated pro forma financial information:

a)
The adjustments eliminate assets and liabilities attributed to the Company's ecommerce operations and used vehicle dealership business as a result of the Company's previously-announced wind-down.
b)
The adjustment reflects disposing of the net assets from the Company's ecommerce operations and used vehicle dealership business.
c)
The adjustments eliminate the revenue and cost of sales attributable to the Company's ecommerce operations and used vehicle dealership business.
d)
The adjustments eliminate operating expenses directly related to the Company's ecommerce operations and used vehicle dealership business, including compensation and benefit expenses, marketing expenses, outbound logistics costs, professional fees, software and IT costs, and depreciation expense.
e)
The adjustments eliminate impairment charges of $48.7 million for the year ended December 31, 2023, which primarily consist of long–lived asset impairment charges as a result of a triggering event as of December 31, 2023 and impairment charges of $211.9 million for the year ended December 31, 2022, which primarily consist of a charge to write down the carrying amount of the goodwill to fair value.
f)
The adjustments eliminate non-operating expenses, primarily interest expense and interest income related to the Company's 2022 Vehicle Floorplan Facility, which was repaid in full in February 2024.
g)
There is no adjustment to tax expense (benefit) for the effects of the pro forma adjustments of the wind-down of the Company's ecommerce operations and used vehicle dealership business, due to the history of losses for the years ended December 31, 2023 and 2022, respectively.